Exhibit 10.23

VERALTO CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM

VERALTO CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM
WHEREAS, Danaher Corporation (“Danaher”) sponsors the Danaher Corporation & Subsidiaries Executive Deferred Incentive Program (the “Danaher EDIP”) which allowed a select group of management and highly compensated employees of Danaher and its subsidiaries an opportunity to defer salary and annual incentive compensation, and offers deferred compensation in the form of performance shares to certain participants to be paid in the form of Danaher common stock;
WHEREAS, Veralto Corporation (“Veralto”) and certain other subsidiaries of Danaher are intended to spin-off into a separate, unrelated company;
WHEREAS, this Veralto Corporation & Subsidiaries Executive Deferred Incentive Program (this “Program”) is established as a sub-plan under the Veralto Corporation 2023 Omnibus Incentive Plan, maintained by Veralto (the “Omnibus Incentive Plan”) to offer deferred compensation to a select group of management and highly compensated employees of Veralto and those other companies that are intended to spin-off into a separate unrelated company (the “Veralto Employees”);
WHEREAS, this Program is intended to be established as of September 30, 2023, at which time the Veralto Employees are intended to transfer participation into this Program from the Danaher EDIP; and
WHEREAS, the benefits due to Veralto Employees under the Danaher EDIP will transfer to the Program as of September 30, 2023, and become an obligation under the Program, and no further obligation would be due under the Danaher EDIP.
NOW, THEREFORE, in order to accomplish such purpose, the Program Sponsor has adopted this Program, effective as of September 30, 2023. It is intended that this Program shall be unfunded for purposes of the Code and shall constitute an unfunded pension plan maintained for a select group of management and highly compensated employees for purposes of Title I of ERISA, and shall comply with Code section 409A (except for such amounts which are grandfathered from the requirements of Code section 409A) and all formal regulations, rulings, and guidance issued thereunder.

ARTICLE I
DEFINITIONS
As used in this Program, each of the following terms shall have the respective meaning set forth below unless a different meaning is plainly required by the content.
1.1    Administrator. The individual or committee appointed by the Program Sponsor to administer the Program in accordance with Section 4 of the Omnibus Incentive Plan.
1.2    Applicable Percentage. With respect to a Participant for a Performance Cycle, the applicable percentage determined from the table in Appendix A depending on (a) the Participant’s Target Compensation for the Performance Cycle and (b) the Participant’s exact age on the Cycle Beginning Date or, if later, the Participant’s Participation Date. Effective January 1, 2004, with respect to a Participant for a Performance Cycle beginning on or after January 1, 2004, the applicable percentage determined from the table in Appendix A depending on the Participant’s Years of Participation as of the Cycle Beginning Date.
1.3    Beneficiary. An individual or entity entitled to receive any benefits under this Program that are payable upon a Participant’s death.
1.4    Benefit Account. With respect to a Participant, the account maintained on behalf of the Participant to record any Benefit Amounts and Performance Shares credited thereto or forfeited therefrom, any earnings credited thereto and any losses debited therefrom in accordance with the terms of this Program. Amounts credited to this account on a Participant’s behalf on and after January 1, 2013 with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be recorded by Class Year pursuant to Section 9.4.
1.5    Benefit Amount. With respect to a Participant for a Performance Cycle, the Performance Shares credited pursuant to Section 3.3 and any dollar amounts calculated and credited pursuant to Section 3.3.
1.6    Bonus. With respect to a Participant for a Program Year, the amount (if any) of the Participant’s Target Bonus for the Program Year that shall be determined to have been earned by the Participant in accordance with the Employer’s bonus program, excluding any amount thereof that shall be contributed on the Participant’s behalf as a Salary Deferral Contribution to the 401(k) Plan.
1.7    Bonus Deferral Amount. With respect to a Participant for a Program Year, an amount of the Participant’s Target Bonus or Bonus for the last preceding Program Year that the Participant has elected to defer pursuant to Section 3.2.
1.8    Class Year. Each period commencing on January 1st and ending on December 31st shall be considered a separate “Class Year;” the first Class Year commencing on January 1, 2013 and ending on December 31, 2013 shall be referred to as the “Class Year 2013;” the second

Class Year commencing on January 1, 2014 and ending on December 31, 2014 shall be referred to as the “Class Year 2014;” and continuing thereafter each January 1st.
1.9    Code. The Internal Revenue Code of 1986, as it may be amended from time to time.
1.10    Common Stock. For the period prior to the Effective Date, Common Stock shall refer to the common stock of Danaher Corporation. For the period on and after the Effective Date, Common Stock shall refer to the common stock of Veralto Corporation.
1.11    Common Stock Price. With respect to a specified date as of which the price of shares of Common Stock shall be determined, the closing sale price on that date or, if the given date is not a trading day, the closing sale price for the immediately preceding trading day. For purposes of determining the Common Stock Price immediately after the Spin-off Date, the terms in Appendix C shall apply.
1.12    Cycle Beginning Date. With respect to a Performance Cycle, the first (1st) day of the Performance Cycle.
1.13    Cycle Ending Date. With respect to a Performance Cycle, the last day of the Performance Cycle or, if earlier, the date during the Performance Cycle as of which this Program shall terminate.
1.14    Danaher EDIP. The Danaher Corporation & Subsidiaries Executive Deferred Incentive Program. Certain benefits of Participants were transferred from the Danaher EDIP to this Program, and are subject to those terms as provided in Appendix C.
1.15    Deferral Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the Salary Deferral Amounts (if any) and Bonus Deferral Amounts (if any) that have been credited on the Participant’s behalf and any earnings credited thereto in accordance with the terms of this Program. Amounts credited to this account on a Participant’s behalf on and after January 1, 2013 with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be recorded by Class Year pursuant to Section 9.4.
1.16    Discretionary Share Account. With respect to a Participant, the account maintained on behalf of the Participant to record the Performance Shares (if any) that have been credited to the Discretionary Share Account on the Participant’s behalf, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program.
1.17    Distributable Amount. With respect to any specified date coincident with or subsequent to the Eligibility Termination Date of a Participant or a deceased Participant, the balance (if any) as of the specified date in the Participant’s Distribution Account (subsequent to any crediting thereof pursuant to Section 3.6 as of such Eligibility Termination Date).

1.18    Distribution Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the amounts to be distributed to the Participant or his or her Beneficiary or Beneficiaries and any earnings credited thereto in accordance with the terms of this Program. Amounts credited to this account on a Participant’s behalf on and after January 1, 2013 with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be recorded by Class Year pursuant to Section 9.4.
1.19    Distribution Date. With respect to a Participant or a deceased Participant whose Employment Termination Date has occurred, the date as of which the Distributable Amount shall be paid to the Participant or the deceased Participant’s Beneficiary or Beneficiaries, as applicable, or the date as of which the first (1st) installment of the Distributable Amount shall be paid to the Participant.
1.20    ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.21    Earnings Credit. With respect to a Participant, a nominal amount determined pursuant to Sections 3.2(f), 3.3(d), 3.4(b), 3.5(d) and 3.6(b) of this Program for crediting to or deducting from the Participant’s Deferral Account, Benefit Account, Rollover Account, Discretionary Share Account and Distribution Account pursuant to Sections 3.2(f), 3.3(d), 3.4(b), 3.5(d) and 3.6(b) respectively, of this Program; provided, however, that, notwithstanding the foregoing, the Program Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings. Notwithstanding any provision of the Program to the contrary and pursuant to Section 9.4, notional amounts described in this Section shall be recorded by Class Year under each of a Participant’s Deferral Account, Benefit Account, Rollover Account, Discretionary Share Account and Distribution Account with respect to amounts credited to such Accounts for Program Years beginning on or after January 1, 2013.
1.22    Earnings Crediting Rate. With respect to a Participant, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant’s Deferral Account, Benefit Account, Rollover Account, Discretionary Share Account and Distribution Account, as determined pursuant to Sections 3.2, 3.3, 3.4, 3.5, and 3.6 respectively, of this Program; provided, however, that, notwithstanding the foregoing, the Program Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings. Notwithstanding any provision of the Program to the contrary and pursuant to Section 9.4, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant’s Deferral Account, Benefit Account, Rollover Account, Discretionary Share

Account and Distribution Account shall be administered on the basis of Class Year with respect to amounts credited to such Accounts for Program Years beginning on or after January 1, 2013.
1.23    Effective Date. September 30, 2023.
1.24    Eligible Compensation.
(a)    Cycle Beginning Date Prior to January 1, 2004. With respect to a Participant for a Performance Cycle beginning prior to January 1, 2004:
(i)    Eligible Employee on Cycle Beginning Date. If the Participant’s Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle and the Participant is an Eligible Employee on such Cycle Beginning Date, the product (rounded to two (2) decimal places) of (i) the Applicable Percentage, (ii) PV Factor 1+2+3, and (iii) the Participant’s Target Compensation.
(ii)    Eligible Employee After Cycle Beginning Date. If the Participant’s Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the product (rounded to two (2) decimal places) of the Applicable Percentage and the amount determined in accordance with Paragraphs (i) through (iii) below, as applicable, depending on the Program Year in the Performance Cycle during which the Participant’s Participation Date occurs:
(A)    First Program Year. If the Participant’s Participation Date occurs during the first (1st) Program Year in the Performance Cycle, such amount shall equal the sum of (A) the product of (I) PV Factor 0 based on the Months Factor, (II) the Participant’s Target Compensation, (III) the Months Factor, and (IV) one-twelfth (1/12) and (B) the product of (I) PV Factor 1+2 and (II) the Participant’s Target Compensation.
(B)    Second Program Year. If the Participant’s Participation Date occurs during the second (2nd) Program Year in the Performance Cycle, such amount shall equal the sum of (A) the product of (I) PV Factor 0 based on the Months Factor, (II) the Participant’s Target Compensation, (III) the Months Factor, and (IV) one-twelfth (1/12) and (B) the product of (I) PV Factor 1 and (II) the Participant’s Target Compensation.
(C)    Third Program Year. If the Participant’s Participation Date occurs during the third (3rd) Program Year in the Performance Cycle, such amount shall equal the product of (A) PV Factor 0 based on the Months Factor, (B) the Participant’s Target Compensation, (C) the Months Factor, and (D) one-twelfth (1/12).
(b)    Cycle Beginning Date on or After January 1, 2004. With respect to a Participant for a Performance Cycle beginning on or after January 1, 2004:
(i)    Eligible Employee on Cycle Beginning Date. If the Participant’s Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle and the Participant is an Eligible Employee on such Cycle Beginning Date, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage and (II) the Participant’s Target Compensation.
(ii)    Eligible Employee After Cycle Beginning Date. If the Participant’s Participation Date occurs after the Cycle Beginning Date but during the Performance Cycle, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage, (II) the Participant’s Target Compensation, and (III) the Months Factor for the month in which the Participant’s Participation Date occurs.
1.25    Eligible Employee. An Employee who was hired on or before the Effective Date and who is an Initial Participant. Notwithstanding anything to the contrary herein, an individual who was not an Eligible Employee on the Effective Date may not become an Eligible Employee.
1.26    Eligibility Termination Date. With respect to a Participant who is an Eligible Employee, the Participant’s Employment Termination Date.
1.27    Employee. An individual who performs services for an Employer.
1.28    Employer. (a) The Program Sponsor or (b) any Subsidiary of the Program Sponsor that has adopted this Program with the approval of the Program Sponsor.
1.29    Employment Termination Date. With respect to a Participant, the earlier of the date that the Participant ceases being an Employee or the date as of which this Program is terminated. Notwithstanding the foregoing, with respect to any Section 409A Amount of a Participant, the Participant’s “Employment Termination Date” shall be the date that the Participant separates from service with all Employers, whether by death, retirement, or other termination of employment, in a manner consistent with the definition in Treas. Reg. Section 1.409A-1(h).
1.30    Grandfathered Amount. With respect to a Participant, any portion of the following account balances that was vested as of December 31, 2004: the Performance Shares Account, the Benefit Account, the Deferral Account, the Rollover Account, and the Distribution Account; and any earnings credited thereto and any losses deducted therefrom on or after January 1, 2005, in accordance with the terms of the Program.
1.31    Identification Date. December 31 of each calendar year.
1.32    Initial Participant. An Employee who was a participant in the Danaher EDIP and who became a Participant as of the Effective Date, and is designated as an initial participant in the records prepared and maintained by the Administrator.
1.33    Long-term Rate. With respect to a Performance Cycle, the closing price of the ten (10)-year Treasury bond rate on the business day last preceding the Cycle Beginning Date of the Performance Cycle or such other long-term interest rate as shall be determined for the remainder of the Performance Cycle by the Administrator in his or her sole discretion.

1.34    Months Factor. With respect to a Performance Cycle and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the number of months between the Participant’s Participation Date and the last day of the Program Year during such Performance Cycle in which his or her Participation Date occurred as provided in Appendix B.
1.35    Notional Share. One (1) notional share equivalent in value to one (1) share of Common Stock.
1.36    Omnibus Incentive Plan. The Veralto Corporation 2023 Omnibus Incentive Plan, as may be amended from time to time, or any successor thereto.
1.37    PV Factor 0. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on the applicable Months Factor and an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.
1.38    PV Factor 1. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the second (2nd) Program Year during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.
1.39    PV Factor 1+2. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the first (1st) Program Year during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.
1.40    PV Factor 1+2+3. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.

1.41    Participant. An Eligible Employee or former Eligible Employee who is participating in this Program pursuant to Article II.
1.42    Participation Date. With respect to an Eligible Employee, the date (if any) as of which the Eligible Employee shall become a Participant as determined pursuant to Section 2.1.
1.43    Payroll Period. With respect to an Eligible Employee, a period with respect to which the Eligible Employee receives a pay check or otherwise is paid for services that he or she performs during the period for an Employer.
1.44    Performance Cycle. The three (3) consecutive Program Years beginning on March 1, 1995 or any successive period of three (3) consecutive Program Years. Effective January 1, 2004, a period of one (1) Program Year.
1.45    Performance Share. One (1) Notional Share.
1.46    Performance Shares Account. With respect to a Participant, the account maintained on behalf of the Participant to record the Performance Shares (if any) that have been credited on the Participant’s behalf for a Performance Cycle. Amounts credited to this account on a Participant’s behalf on and after January 1, 2013 with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be recorded by Class Year pursuant to Section 9.4.
1.47    Program. Veralto Corporation & Subsidiaries Executive Deferred Incentive Program, as it is set forth herein and as it may be amended from time to time.
1.48    Program Sponsor. Veralto Corporation.
1.49    Program Year. The calendar year; provided that the first Program Year will be from the Effective Date until December 31, 2023.
1.50    Rollover Account. With respect to a Rollover Participant, the account (if any) maintained on behalf of the Rollover Participant to record the Rollover Amount (if any) that has been credited on the Rollover Participant’s behalf and any earnings credited thereto in accordance with the terms of this Program. Amounts credited to this account on a Participant’s behalf on and after January 1, 2013 with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be recorded by Class Year pursuant to Section 9.4.
1.51    Rollover Amount. With respect to a Rollover Participant, the nonforfeitable dollar amount as of a specified date that the Administrator has permitted to be credited under this Program pursuant to Section 3.4 of this Program.
1.52    Rollover Participant. An Employee who elects to transfer to this Program a nonforfeitable dollar amount previously granted to the Employee under another arrangement maintained by an employer as permitted by the Administrator in his or her sole discretion.

1.53    Salary. With respect to a Participant for a Payroll Period, the total cash compensation (if any) that is payable to the Participant by any Employer during the Payroll Period and that would be reportable on the Participant’s federal income tax withholding statement (Form W-2), including, but not limited to, salary and overtime pay, but excluding any Bonus that is payable to the Participant during the Payroll Period, severance benefits, and any amount of such cash compensation that shall be contributed on the Participant’s behalf as a Salary Deferral Contribution to the 401(k) Plan, plus remuneration as defined in Code Section 3401(a)(8)(A) to the extent not otherwise reported on the Participant’s Form W-2 (excluding housing, COLA, tax equalization, hardship and special allowances). Solely for purposes of documenting administrative practice under the terms of the Program, under this Section 1.53 of the Program, any hiring bonus paid to a Participant for a Payroll Period may be considered to be part of the Salary that is payable to the Participant by any Employer for the Payroll Period.
1.54    Salary Deferral Amount. With respect to a Participant for a Program Year, an amount of the Participant’s Salary for a Payroll Period during the Program Year that the Participant has elected to defer pursuant to Section 3.2.
1.55    Salary Deferral Contribution. The term “Salary Deferral Contribution” shall be defined in this Program as it shall be defined in the 401(k) Plan.
1.56    Section 409A Amount. With respect to a Participant, any of the following amounts: (1) the portion of the Participant’s Benefit Account that is unvested as of December 31, 2004 (if any), determined as the product of (I) the balance in the Participant’s Benefit Account as of December 31, 2004 and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage attributable to the Participant’s Benefit Amounts as of December 31, 2004, determined in accordance with Section 3.3(e)(iii) of the Program, and any earnings credited thereto and any losses deducted therefrom on or after January 1, 2005 in accordance with the terms of the Program; and (2) any and all Benefit Amounts, Bonus Deferral Amounts, Salary Deferral Amounts, Performance Shares, and Rollover Amounts that in accordance with the terms of the Program are credited on the Participant’s behalf on and after January 1, 2005, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program (as well as any Distribution Amounts attributable to the amounts described in this subsection (2)). Any Rollover Amount credited on behalf of a Rollover Participant on or after January 1, 2005 shall be not deemed to be a Section 409A Amount to the extent expressly provided in connection with any merger or consolidation of a nonqualified deferred compensation plan (as defined in Code Section 409A) with and into this Program. A Participant’s Section 409A Amounts attributable to Program Years commencing on or after January 1, 2013 shall be determined on the basis of Class Year, and with respect to each Class Year, the aggregate of his or her Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be deemed a separate Section 409A Amount for purposes of this Program.
1.57    Specified Employee. An Employee who is a “key employee” as such term is defined in Code Section 416(i) without regard to Code Section 416(i)(5). For purposes of determining which Employees are key employees, an Employee is a key employee if the Employee meets the requirements of Code Section 416(i)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on an Identification Date; provided, however, that all Employees who are nonresident aliens during the entire 12-month period ending with the relevant Identification Date shall be excluded in any such determination.
1.58    Spin-off Date. The date that Employers leave the Danaher Corporation controlled group.
1.59    Subsidiary. The term “Subsidiary” shall have the same meaning as such term is defined under the Omnibus Incentive Plan.
1.60    Target Bonus. With respect to a Participant for a Program Year, the target bonus (if any) that may be earned by the Participant for the Program Year as determined in accordance with the Employer’s bonus program applicable to such Participant as from time to time in effect.
1.61    Target Compensation. With respect to a Participant for a Performance Cycle, the sum of (a) the Participant’s annual base salary for the first (1st) Program Year in the Performance Cycle or, if later, the Program Year in the Performance Cycle during which the Participant’s Participation Date occurs and (b) the Participant’s Target Bonus for the same such Program Year. Effective January 1, 2004, with respect to a Participant for a Performance Cycle, the sum of (a) the Participant’s annual base salary for the Performance Cycle and (b) the Participant’s Target Bonus for the same such Performance Cycle.
1.62    Trust Agreement. Trust Agreement for the Veralto Corporation & Subsidiaries Executive Deferred Incentive Program, if any, as it may be amended from time to time.
1.63    Valuation Date. The monthly or other more frequent periodic date selected by the Administrator to value Benefit Accounts, Deferral Accounts, Rollover Accounts, Discretionary Share Accounts and Distribution Accounts. With respect to a Participant whose Eligibility Termination Date does not coincide with a Valuation Date defined in the preceding sentence, the Participant’s Eligibility Termination Date shall be deemed a Valuation Date solely with respect to that Participant.
1.64    Valuation Period. A period beginning on a Valuation Date and ending on the day before the next succeeding Valuation Date.
1.65    Vesting Percentage. With respect to a Benefit Amount and Performance Shares credited to a Participant’s Benefit Account, the percentage to be applied to such Benefit Amount and Performance Shares to determine the amount thereof to which the Participant shall have a nonforfeitable right, subject to any provision to the contrary in Section 3.3 or 5.9 or the Trust Agreement.
1.66    Vesting Year of Participation. Effective January 1, 2004, with respect to a Participant other than a Rollover Participant, a twelve (12)-consecutive month period beginning on (A) the later of (i) January 1, 2004 or (ii) the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains an Eligible Employee, where the term “Eligible Employee” shall be defined only as in Sections 1.25 of this Program; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.
1.67    Year of Participation. With respect to a Participant other than a Rollover Participant, (i) the ten (10)-consecutive month period beginning on March 1, 1995, and (ii) a twelve (12)-consecutive month period beginning on (A) the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains an Eligible Employee, where the term “Eligible Employee” shall be defined only as in Sections 1.25 of this Program; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.
1.68    Year of Service. With respect to a Participant, a twelve (12)-consecutive month period beginning on the Participant’s employment date with an Employer or an anniversary thereof during which the Participant remains an Employee; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Employee for purposes of this Section and the date as of which any future Years of Service shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.
1.69    401(k) Plan. Veralto Corporation & Subsidiaries Savings Plan or any successor thereto, as it may be amended from time to time.

ARTICLE II
PARTICIPATION
2.1    Commencement of Participation. An Eligible Employee who is an Initial Participant may become a Participant as of the Effective Date. Notwithstanding anything to the contrary herein, an individual who was not an Eligible Employee on the Effective Date may not become a Participant.
2.2    Termination of Participation.
(a)    Participant Ceases Being an Eligible Employee. A Participant who ceases being an Eligible Employee but remains an Employee shall cease being a Participant as of his or her Eligibility Termination Date if the Participant’s Distributable Amount as of such date (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.6 as of such date) equals zero (0).
(b)    Participant Ceases Being an Employee. A Participant who ceases being an Employee shall cease being a Participant as of the earlier of the Participant’s date of death or the date as of which the Participant’s Distributable Amount (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.6 as of his or her Eligibility Termination Date) equals zero (0).

ARTICLE III
ACCOUNTS AND VESTING
3.1    Performance Share Accounts.
(a)    Award of Performance Shares. With respect to each Performance Cycle, the Administrator shall credit Participants’ Performance Shares Accounts with Performance Shares in accordance with the following:
(i)    Eligible Employee on Cycle Beginning Date. With respect to each Participant whose Participation Date occurred on or before the Cycle Beginning Date of the Performance Cycle, if the Participant shall be an Eligible Employee on the Cycle Beginning Date, the Administrator shall credit the Participant’s Performance Shares Account as of February 1 of the Performance Cycle (but subsequent to any zeroing of such account pursuant to Section 3.3) with a number of Performance Shares equal to the quotient (rounded up to the next whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Cycle Beginning Date. For Performance Cycles commencing prior to January 1, 2019, such Performance Shares were credited as of the Cycle Beginning Date (but subsequent to any zeroing of such account pursuant to Section 3.3).
(ii)    Eligible Employee After Cycle Beginning Date. With respect to each Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the Administrator shall credit the Participant’s Performance Shares Account as of his or her Participation Date with a number of Performance Shares equal to the quotient (rounded up to the next whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Participant’s Participation Date.
Notwithstanding anything to the contrary herein, the Administrator shall not credit a Participant’s Performance Shares Account with any Performance Shares with respect to any Performance Cycle commencing after December 31, 2018 if such Participant has affirmatively elected to receive employer credits under the Danaher Excess Contribution Program as Established as a Sub-Plan under the Danaher Corporation 2007 Omnibus Incentive Plan, as Amended and Restated. A Participant who has an Employment Termination Date and is rehired by an Employer shall not be eligible for Performance Shares after the Participant’s rehire date.
(b)    Limitations With Respect To Performance Shares.
(i)    No Shareholder Rights. A Performance Share has no legal relation to a share of Common Stock and, accordingly, no Participant who has a balance in his or her Performance Shares Account shall be entitled to any dividend, voting, or other rights of a shareholder of Common Stock with respect to the Performance Shares in his or her Performance Shares Account.

(ii)    No Right to Payment. No payment shall be made for any one (1) or more of the Performance Shares in a Participant’s Performance Shares Account except as provided in Section 4.2.
(iii)    Cancellation of Performance Shares. The Administrator may cancel all or any number of the Performance Shares in a Participant’s Performance Shares Account with the written consent of the Participant.
3.2    Deferral Accounts. Notwithstanding anything to the contrary herein, no elections to defer any amounts earned after December 31, 2018 are permitted under the terms of this Program, and the provisions of this Program relating to elective deferrals shall only apply with respect to amounts earned prior to January 1, 2019.
(a)    Election to Defer. Subject to this Section:
(i)    Bonus Deferral Amounts. A Participant who is an Eligible Employee may elect to have an amount of his or her Target Bonus for a Program Year, a percentage of his or her Bonus for a Program Year, or any amount of his or her Bonus as exceeds a specified amount deferred as a Bonus Deferral Amount for the next succeeding Program Year; provided that the actual amount deferred shall not exceed the Participant’s Bonus. Effective for Program Years beginning on or after January 1, 2013, any election by a Participant to defer of a whole percentage of his or her Bonus for a Program Year shall not exceed eighty-five percent (85%) of such Bonus for the Program Year.
(ii)    Salary Deferral Amounts. A Participant who is an Eligible Employee may elect to have an amount of his or her Salary for each Payroll Period in a Program Year during which he or she shall be an Eligible Employee deferred as a Salary Deferral Amount. Effective for Program Years beginning on or after January 1, 2013, with respect to a Participant’s Salary for a Payroll Period during a Program Year, a Participant may only elect to have deferred as a Salary Deferral Amount a whole percentage not to exceed eighty-five percent (85%) of such Salary for a Payroll Period; elections of fixed dollar amounts shall no longer permitted for Program Years beginning on or after January 1, 2013.
(b)    Election Procedures. Subject to any further procedures established by the Administrator pursuant to Article V, any election made by a Participant pursuant to Subsection (a) above shall be subject to the procedures described in Paragraphs (i) through (iv) below:
(i)    Initial Opportunity to Defer.
(A)    Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for the Program Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1.
(B)    Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s

Salary for the Program Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1. Such election shall be effective for Payroll Periods during such Program Year or the remainder of such Program Year, as applicable, beginning as soon as administratively possible on or after the latest of (I) April 1, 1995, (II) the Participant’s Participation Date, or (III) the date that the Participant files the properly completed enrollment form with the Administrator.
(ii)    Subsequent Opportunities to Defer.
(A)    Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for a Program Year subsequent to the Program Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Program Year.
(B)    Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s Salary for a Program Year subsequent to the Program Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Program Year. Such election shall be effective for Payroll Periods during the respective Program Year beginning as soon as administratively possible on or after the first (1st) day of the Program Year.
(iii)    No Revocations. A Participant may not, at any time, revoke a previous election with respect to a Bonus Deferral Amount or Salary Deferral Amounts.
(iv)    Termination of Election. A Participant’s election concerning a Bonus Deferral Amount or Salary Deferral Amounts shall terminate on the earlier of (A) the date as of which the last amount or the only amount, as applicable, designated to be withheld under such election shall be withheld or (B) the Participant’s Eligibility Termination Date.
(c)    Withholding by Employer.
(i)    Bonus Deferral Amounts. The Employer of a Participant who has in effect an election with respect to a Bonus Deferral Amount pursuant to Subsection (b) above shall withhold the designated Bonus Deferral Amount from the Participant’s Bonus and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof.
(ii)    Salary Deferral Amounts. The Employer of a Participant who has in effect an election with respect to Salary Deferral Amounts pursuant to Subsection (b) above for a Payroll Period shall withhold the designated Salary Deferral Amount from the Participant’s Salary for the Payroll Period and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof; provided, however, that, after the first such notice by the Employer to the Administrator, the Employer shall only notify the Administrator of any change in the withholding of Salary Deferral Amounts.

(d)    Crediting of Deferral Amounts. As soon as administratively possible after the Administrator shall have received notice (or shall be deemed to have received notice pursuant to Subsection (c)(ii) above) that a Bonus Deferral Amount or a Salary Deferral Amount has been withheld on behalf of a Participant, the Administrator shall credit the Participant’s Deferral Account by such amount.
(e)    Crediting of Additional Amounts.
(i)    In General. As of the last day of each Program Year and as soon as administratively possible thereafter, the Administrator shall credit to the Deferral Account of each Participant with respect to whom the requirements in Paragraph (ii) below shall be met an amount (if any) that shall be determined by the Administrator in his or her sole discretion and that shall be intended to compensate for employer contributions that may have been foregone by the Participant under the 401(k) Plan, or any other qualified plan maintained by an Employer due to the fact that a Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Program Year.
(ii)    Requirements for Additional Amount. A Participant shall be eligible to have an amount credited to his or her Deferral Account for a Program Year in accordance with Paragraph (i) above if the following requirements are met with respect to the Participant:
(A)    A Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Program Year;
(B)    The Participant had completed at least one (1) One Year of Service uninterrupted by a One-year Break in Service as of July 1 of the Program Year;
(C)    The Participant’s Eligibility Termination Date had not occurred as of the last day of the Program Year; and
(D)    The Participant’s Basic Compensation for the Program Year does not exceed the Compensation Limitation for the Program Year;
where, for purposes of this Paragraph, the terms “One Year of Service,” “One-year Break in Service,” “Basic Compensation” and “Compensation Limitation” shall be as defined in the 401(k) Plan, or other qualified plan maintained by an Employer, as applicable.
(f)    Crediting of Earnings.
(i)    Elections. A Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Participant’s Deferral Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Participant makes his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Participant’s Deferral Account by properly completing an investment option form and filing it with the Administrator. A Participant who has filed an investment option form with the

Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Participant’s Deferral Account and/or the investment of all or a designated portion of the current balance of the Participant’s Deferral Account by so designating on a new investment option form and filing the form with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election with respect to Common Stock and any such election of the Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Program. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Participant files the investment option form with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made.
The Administrator shall adopt and may amend procedures to be followed by Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.
(ii)    No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Deferral Account of any Participant who has not made an investment option election pursuant to Subparagraph (i) above.
(iii)    Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Deferral Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv)    Accounting. As of each Valuation Date, the balance in each Deferral Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:
(A)    The balance (if any) in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established; plus
(B)    Any amounts credited to the Deferral Account pursuant to Sections 3.2(d) and 3.2(e) of this Program during the Valuation Period ending on the Valuation Date; plus
(C)    Any positive Earnings Credit determined for the Deferral Account pursuant to Section 3.2(f)(iii) of this Program during the Valuation Period ending on the Valuation Date; less
(D)    Any negative Earnings Credit determined for the Deferral Account pursuant to Section 3.2(f)(iii) during the Valuation Period ending on the Valuation Date.
(g)    Vesting of Deferral Accounts. With respect to a Participant, the Participant’s Deferral Account shall be at all times nonforfeitable.
3.3    Benefit Accounts.
(a)    Cyclical Accounting for Performance Cycle Ending December 31, 2003.
(i)    Crediting of Benefit Amounts. As of December 31, 2003, with respect to a Participant who has a balance in his or her Performance Shares Account, the Administrator shall credit the Participant’s Benefit Account as follows: (1) with a Benefit Amount for the Performance Cycle ending on December 31, 2003, where such Benefit Amount shall equal fifty percent (50%) (rounded to two (2) decimal places) of the product of (i) the number of Performance Shares in the Participant’s Performance Shares Account as of December 31, 2003, and (ii) the Common Stock Price as of December 31, 2003; and (2) with a number of Performance Shares equal to fifty percent (50%) of the number of Performance Shares in the Participant’s Performance Share Account as of December 31, 2003; provided that the Administrator shall account separately for each Benefit Amount credited to a Participant’s Account pursuant to this Subsection.
(ii)    Effect on Performance Shares Account. The Administrator shall reduce the number of Performance Shares in the Participant’s Performance Shares Account to zero (0).
(iii)    Annual Accounting. As of December 31, 2003, with respect to each Benefit Amount (if any) in a Participant’s Benefit Account as of such date, the Administrator shall credit earnings on fifty percent (50%) of such Benefit Amount to the Participant’s Benefit Account, where the amount of such earnings shall equal the product

(rounded to two (2) decimal places) of (i) the Long-term Rate for the Performance Cycle in which the Program Year occurs and (ii) the sum of (A) fifty percent (50%) of such Benefit Amount and (B) the aggregate amount (if any) of earnings thereon previously credited to the Participant’s Benefit Account pursuant to this Subsection.
(b)    Conversion of Other Benefit Amounts to Performance Shares. As of January 1, 2004, the Administrator shall convert all of the Benefit Amounts in a Participant’s Benefit Account that previously were not credited with earnings at the Long-term Rate for a Performance Cycle under Paragraph (a)(iii) above to Performance Shares by crediting the Participant’s Benefit Account with a number of Performance Shares equal to the quotient of (1) the aggregate of such Benefit Amounts, divided by (2) the Common Stock Price on January 1, 2004, and then debiting the Participant’s Benefit Account by the aggregate of such Benefit Amounts.
(c)    Cyclical Accounting for Performance Cycles Beginning on or After January 1, 2004. Effective January 1, 2004, as of the February 1 of a Performance Cycle, or Participation Date, that the Participant’s Performance Shares Account is credited with Performance Shares pursuant Section 3.1(a), the Administrator shall credit each Participant’s Benefit Account with the number of Performance Shares in the Participant’s Performance Share Account as of such date and then the Administrator shall reduce the number of Performance Shares in the Participant’s Performance Share Account to zero (0). For Performance Cycles commencing prior to January 1, 2019, such Performance Shares were credited as of the Cycle Beginning Date, or Participation Date, that the Participant’s Performance Shares Account was credited with Performance Shares pursuant to Section 3.1(a).
(d)    Earnings Credits.
(i)    Performance Shares. The investment option and Earnings Crediting Rate applicable to the Performance Shares in the Benefit Account of each Participant shall be Common Stock. As of each Valuation Date on or after January 1, 2004, the Administrator shall determine the Earnings Credit applicable to the Performance Shares in the Benefit Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): the Earnings Credit for the Common Stock investment option shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Benefit Account as of the later of the last preceding Valuation Date or the date as of which the Benefit Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.
(ii)    Benefit Amounts. As of the last day of each Program Year beginning on or after January 1, 2004, with respect to each Benefit Amount (if any) in a Participant’s Benefit Account as of the first (1st) day of such Program Year other than Benefit Amounts consisting of Performance Shares, the Administrator shall credit earnings on such Benefit Amount to the Participant’s Benefit Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (i) the Long-term Rate for the Performance Cycle in which the Program Year occurs and (ii) the sum of (A) such Benefit

Amount and (B) the aggregate amount (if any) of earnings thereon previously credited to the Participant’s Benefit Account.
(iii)    Accounting. As of each Valuation Date, the balance in each Benefit Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:
(A)    The balance (if any) in the Benefit Account as of the later of the last preceding Valuation Date or the date as of which the Benefit Account was established; plus
(B)    Any amounts credited to the Benefit Account pursuant to Section 3.3(c) of this Program during the Valuation Period ending on the Valuation Date; plus
(C)    Any amounts credited to the Benefit Account pursuant to Section 3.3(e) of this Program during the Valuation Period ending on the Valuation Date; plus
(D)    Any positive Earnings Credit determined for the Benefit Account pursuant to Section 3.3(d)(i) and 3.3(d)(ii) of this Program during the Valuation Period ending on the Valuation Date; less
(E)    Any negative Earnings Credit determined for the Benefit Account pursuant to Section 3.3(d)(i) during the Valuation Period ending on the Valuation Date.
(e)    Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) through (iv) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Subsections (c) and (d):
(i)    Discretionary Crediting of Performance Shares. If the Participant’s Eligibility Termination Date precedes the Cycle Ending Date of a Performance Cycle, the Administrator may, in his or her sole discretion, credit the Participant’s Benefit Account with a number of Performance Shares for the Performance Cycle in which such Eligibility Termination Date occurs equal to the number of Performance Shares credited to such Benefit Account on the Cycle Beginning Date of such Performance Cycle. This paragraph shall not apply for Performance Cycles commencing after December 31, 2018.
(ii)    Effect on Performance Shares Account. Except as otherwise provided in Paragraph (i) above, unless the Participant’s Eligibility Termination Date coincides with the Cycle Ending Date of a Performance Cycle, the Administrator shall reduce the number of Performance Shares in the Participant’s Benefit Account by the number of Performance Shares credited to such Benefit Account on the Cycle Beginning Date for the Performance Cycle or, if later, the Participant’s Participation Date. This paragraph shall not apply for Performance Cycles commencing after December 31, 2018.

(iii)    Determination of Vesting Percentages. The Administrator shall determine the Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon in the Participant’s Benefit Account, in accordance with the following:
(A)    Age and Service Vesting.
(1)    If the Participant has both attained age fifty-five (55) and completed at least five (5) Years of Service, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be one hundred percent (100%).
(2)    Effective January 1, 2004, if such Paragraph (A)(1) above does not apply and if the Participant has completed at least five (5) Years of Participation, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be determined as follows:

VESTING YEARS OF PARTICIPATION	VESTING PERCENTAGE

1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%
(B)    Vesting at Death. If the Participant has died, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be one hundred percent (100%).
(C)    Partial Vesting for Initial Participants. If the Participant is an Initial Participant and neither Subparagraph (A)(1) nor Subparagraph (B) above applies to the Participant, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon that correlate with the Benefit Amounts previously credited for the Performance Cycle beginning on March 1, 1995 shall be sixty-six and two-thirds percent (66-2/3%); provided, however, that an Initial Participant’s Vesting Percentage may increase based upon his or her Vesting Years of Participation pursuant to Subparagraph (A)(2)

above (e.g., after completion of five (5) Years of Participation and seven (7) Vesting Years of Participation, an Initial Participant’s Vesting Percentage will be seventy percent (70%)).
(D)    No Vesting. Except as otherwise provided in Subparagraph (A), (B), or (C) above, the Participant’s Vesting Percentage applicable to each such Benefit Amount including Performance Shares plus any such earnings thereon shall be zero percent (0%).
(E)    Gross Misconduct Exception to Vesting. Notwithstanding Subparagraph (A), (B) or (C) above, if the Administrator determines, in his or her sole discretion, that the circumstances of and/or surrounding the Participant’s ceasing to be an Eligible Employee constitute gross misconduct on the part of the Participant, the Administrator may, in his or her sole discretion, determine that the Participant’s Vesting Percentage applicable to the Benefit Amounts and the Performance Shares and earnings thereon shall be reduced to as low as zero percent (0%).
(iv)    Forfeiture and Reduction of Benefit Account. If the Administrator determines pursuant to Paragraph (iii) above that the Participant’s Vesting Percentage with respect to the Benefit Amounts including Performance Shares and earnings thereon, is less than one hundred percent (100%), the Administrator shall forfeit all or a portion of such Benefit Amount including Performance Shares plus any earnings thereon by (A) reducing pro rata the Benefit Amounts and Performance Shares by the product (rounded to two (2) decimals) of (I) the Benefit Amounts and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage and (B) reducing any such earnings by the product (rounded to two (2) decimals) of (I) the amount of such earnings and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage.
(v)    Crediting of Earnings and Debiting of Losses. In the event that a Participant’s Eligibility Termination Date is neither a Valuation Date nor the last day of a Program Year, such Eligibility Termination Date shall be deemed to be a Valuation Date and the last day of the Program Year, and the Administrator shall determine the applicable Earnings Credits (if any) and value the Participant’s Benefit Account in accordance with Section 3.3(d).
3.4    Rollover Accounts.
(a)    Crediting of Rollover Amount. As soon as administratively possible following the Administrator’s determination of the Rollover Amount with respect to a Rollover Participant, the Administrator shall credit to the Rollover Account of the Rollover Participant the Rollover Amount (if any) that shall be determined by the Administrator in his or her sole discretion.
(b)    Crediting of Earnings.
(i)    Elections. A Rollover Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Rollover Participant’s Rollover Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Rollover Participant make his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Rollover Participant’s Rollover Account by properly completing an investment option form and filing it with the Administrator. A Rollover Participant who has filed an investment option form with the Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Rollover Participant’s Rollover Account and/or the investment of all or a designated portion of the current balance of the Rollover Participant’s Rollover Account by so designating on a new investment option form and filing the form with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election of Common Stock and any such election of Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Program. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Rollover Participant files the investment option form with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made.
The Administrator shall adopt and may amend procedures to be followed by Rollover Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.
(ii)    No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Rollover Account of any Rollover Participant who has not made an investment option election pursuant to Subparagraph (i) above.
(iii)    Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Rollover Account of each Rollover Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Rollover Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv)    Accounting. As of each Valuation Date, the balance in each Rollover Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:
(A)    The balance (if any) in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established; plus
(B)    Any positive Earnings Credit determined for the Rollover Account pursuant to Section 3.4(b)(iii) of this Program during the Valuation Period ending on the Valuation Date; less
(C)    Any negative Earnings Credit determined for the Rollover Account pursuant to Section 3.4(b)(iii) during the Valuation Period ending on the Valuation Date.
3.5    Discretionary Share Accounts.
(a)    Award of Performance Shares. The Program Sponsor may elect during any Program Year to credit Performance Shares to a Participant’s Discretionary Share Account at such time and in such amount as may be determined by the Program Sponsor in its sole discretion.
(b)    Limitations With Respect to Performance Shares. The limitations applicable to Performance Shares in a Participant’s Performance Share Account pursuant to Section 3.1(b) shall apply to Performance Shares in a Participant’s Discretionary Share Account.
(c)    Vesting of Discretionary Share Accounts. With respect to a Participant, the Participant’s vested interest in his or her Discretionary Share Account shall be one hundred percent (100%). Notwithstanding the foregoing, if the Administrator determines, in his or her sole discretion, that the circumstances of and/or surrounding the Participant’s ceasing to be an Eligible Employee constitute gross misconduct on the part of the Participant, the Administrator may, in his or her sole discretion, determine that the Participant’s vested interest in his or her Discretionary Share Account shall be reduced to as low as zero percent (0%).
(d)    Earnings Credits.
(i)    Performance Shares. The investment option and Earnings Crediting Rate applicable to the Performance Shares in the Discretionary Share Account of each Participant shall be Common Stock. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Performance Shares in the Discretionary Share Account of each Participant using the methodology set forth under Section 3.3(d)(i) of this Program.

(ii)    Accounting. As of each Valuation Date, the balance in each Benefit Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:
(A)    The balance (if any) in the Discretionary Share Account as of the later of the last preceding Valuation Date or the date as of which the Discretionary Share Account was established; plus
(B)    Any positive Earnings Credit determined for the Discretionary Share Account pursuant to Section 3.5(d)(i) of this Program during the Valuation Period ending on the Valuation Date; less
(C)    Any negative Earnings Credit determined for the Discretionary Share Account pursuant to Section 3.5(d)(i) during the Valuation Period ending on the Valuation Date.
3.6    Distribution Accounts.
(a)    Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) and (ii) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Sections 3.2(f), 3.3(d), 3.3(e), 3.4(b), and 3.5(d).
(i)    Crediting of Distributable Amount. The Administrator shall credit to the Participant’s Distribution Account the sum of (A) the balance (if any) in his or her Benefit Account, and (B) the balance (if any) in his or her Deferral Account (if any), and (C) the balance (if any) in his or her Rollover Account (if any), and (D) the balance (if any) in his or her Discretionary Share Account, and any and all investment elections in effect with respect to each of such balances as of the Participant’s Eligibility Termination Date shall be maintained in full force and effect.
(ii)    Effect on Benefit Account, Deferral Account, Rollover Account and Discretionary Share Account. The Administrator shall reduce the balance (if any) in the Participant’s Benefit Account, the balance (if any) in the Participant’s Deferral Account, the balance (if any) in the Participant’s Rollover Account, and the balance (if any) in the Participant’s Discretionary Share Account, to zero dollars ($0).
(b)    Crediting of Earnings.
(i)    Performance Shares. With respect to the Performance Shares in a Participant’s Distribution Account, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:
(A)    Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to the Performance Share in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.3(d)(i) of this Program.
(B)    Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) to the Performance Shares in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.3(d)(i) of this Program.
(ii)    Prior Deferral Account and Rollover Account Balances. With respect to the portion of a Participant’s Distribution Account previously transferred from his or her Deferral Account and/or Rollover Account and not consisting of Performance Shares, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:
(A)    Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to such portion of the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.2(f)(iii).
(B)    Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) on such portion of a Participant’s Distribution Account in accordance with Section 3.2(f)(iii) and/or 3.4(b)(iii), as applicable.
(iii)    Balance of Distribution Account. With respect to the balance of a Participant’s Distribution Account after the crediting of earnings under Paragraphs (i) and (ii) above, the Administrator shall take the following actions during the period beginning on the Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:
(A)    Annual Accounting Before Employment Termination Date. As of the last day of each Program Year during the aforementioned period, the Administrator shall credit earnings to the Distribution Account (if any) of each Participant whose Employment Termination Date has not occurred by the last day of the Program Year, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Program Year occurs, (B) the sum of the monthly balances in the Distribution Account during the Program Year not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during the Program Year in which the Distribution Account had a balance, and (II) twelve (12).
(B)    Accounting at Employment Termination Date. As of the Employment Termination Date of a Participant, if such date is later than the Participant’s Eligibility Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Participant’s Employment Termination Date occurred, (B) the sum of the monthly balances in the Participant’s Distribution Account during the Program Year in which his or her Employment Termination Date occurred not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during such Program Year in which the Participant’s Distribution Account had a balance, and (II) twelve (12).
(iv)    Annual Accounting Following Employment Termination Date. With respect to a Participant whose Employment Termination Date has occurred but who is receiving, or a deceased Participant whose Beneficiary or Beneficiaries are receiving, installment distributions of the Participant’s Distributable Amount pursuant to Section 4.2, as of each anniversary date of the Participant’s Employment Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which such anniversary date occurs and (B) the balance in the Participant’s Distribution Account as of such anniversary date.
3.7    Dividend Credits. In the event a cash dividend is declared on Common Stock, each of a Participant’s Accounts shall be credited with an additional amount equal to the product of the dividend rate and the number of Notional Shares in which such Account is deemed invested on the day the dividend is paid. The Earnings Crediting Rate for amounts credited under this Section 3.7 shall be the fixed income fund investment option, or such other investment option as the Administrator shall determine. Following the crediting of an amount under this Section 3.7, a Participant may elect to change the Earnings Crediting Rate applicable to such amount in accordance with rules applicable to the investment of the current balance of the Participant’s Deferral Account under Section 3.2(f), or such other rules as may be determined by the Administrator.

ARTICLE IV
DISTRIBUTION OF BENEFITS
4.1    Election of Form and Medium of Distribution to Participant. Subject to Article IX and Appendix C, at the time a Participant completes the enrollment form required by Section 2.1 and at any other such times as the Administrator, in his or her sole discretion, may prescribe:
(a)    The Participant may elect, in accordance with procedures established by the Administrator, to receive the Participant’s Distributable Amount (if any) payable upon his or her Employment Termination Date in one of the following forms of distribution:
(i)    a lump-sum distribution; or
(ii)    annual installments over two (2), five (5) or ten (10) years if:
(A)    with respect to any portion of the Participant’s Distributable Amount attributable to a Grandfathered Amount, the Participant has (A) both attained age fifty-five (55) and completed at least five (5) Years of Service or (B) completed fifteen (15) Years of Participation; or
(B)    with respect to any portion of the Participant’s Distributable Amount attributable to a Section 409A Amount, the Participant has both attained age fifty-five (55) and completed at least five (5) Years of Service.
(b)    The Participant may elect, in accordance with procedures established by the Administrator, to receive any such lump-sum distribution or annual installments in cash, in shares of Common Stock, or partially in cash and partially in shares of Common Stock; provided, however, that any Performance Shares and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as an investment option shall be paid in shares of Common Stock in accordance with Section 4.2(d).
4.2    Distributions Upon Termination of Employment. Subject to Articles V and IX:
(a)    Available Benefits. Upon the Employment Termination Date of a Participant, the Participant or his or her Beneficiary or Beneficiaries, if the Participant has died, shall be eligible to receive payment of the Distributable Amount.
(b)    Form and Medium of Payment.
(i)    Payment to Participant. A Participant who is eligible for payment of the Distributable Amount pursuant to Subsection (a) above shall receive the Distributable Amount in the form and medium elected by the Participant on the most recent election form filed by the Participant pursuant to Section 4.1 prior to the Program Year in which his or her Employment Termination Date occurs; provided, however, that:
(A)    any Performance Shares and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option shall be paid in shares of Common Stock; and
(B)    subject to Paragraph (A) above and Section 9.2(c), if no such election form was filed with the Administrator, the Distributable Amount shall be paid as a lump-sum distribution in cash.
(ii)    Payment to Beneficiary. Subject to Section 9.3 with respect to a Section 409A Amount, a Beneficiary of a deceased Participant who is eligible for payment of all or part of the Distributable Amount pursuant to Subsection (a) above shall receive all or such part, as applicable, of the Distributable Amount as a lump-sum distribution in cash and in shares of Common Stock to the extent of the Performance Shares (if any) and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option.
(c)    Timing of Payment. The Distribution Date for payment of the Distributable Amount in accordance with Subsections (a) and (b) above shall be the earliest date administratively possible within the ninety (90)-day period following the respective Participant’s Employment Termination Date.
(d)    Payment in Common Stock. If all or part of a Participant’s Distributable Amount shall be paid in shares of Common Stock (treasury shares, authorized and unissued shares, authorized and issued shares, or a combination of the foregoing), the Administrator shall calculate the number of such shares of Common Stock as follows and the whole number of shares so calculated shall be paid, less applicable withholding, in shares of Common Stock and the value of any fractional shares shall be paid in cash.
(i)    With respect to the portion of the Distributable Amount not represented by Performance Shares, as the quotient (rounded to two decimal places) of (A) such portion of the Distributable Amount and (B) the Common Stock Price as of the Participant’s Employment Termination Date.
(ii)    With respect to the portion of the Distributable Amount represented by Performance Shares, as the product of (A) the number of Performance Shares and (B) the Common Stock Price as of the Participant’s Employment Termination Date.
(e)    Payment of Installment Distributions. Subject to Section 9.2(d) with respect to a Section 409A Amount, after the Distribution Date of a Participant who shall receive installment distributions of the Distributable Amount, each subsequent installment distribution that shall be due shall be paid to the Participant as of the next succeeding anniversary of the Participant’s Employment Termination Date; provided, however, that, in the event of the death of the Participant before all such installment distributions shall be made, all or part, as applicable, of the total of the remaining installment distributions shall be paid as of the next succeeding anniversary of the Participant’s Employment Termination Date to the Participant’s Beneficiary or each of his or her Beneficiaries, as applicable; provided, however, that if the Participant elected to receive the Distributable Amount in the form of annual installments and the Participant dies prior to receiving all of such annual installments, the Administrator may, in his or her sole discretion, allow the Beneficiary of the deceased Participant to continue receiving installment payments rather than receiving such remaining payments as a lump sum except as otherwise provided in Section 9.3 with respect to any Section 409A Amounts.
(f)    Administrative Matters. Subject to Section 8.5, the Administrator may, in his or her sole discretion, delay the Distribution Date for the benefits payable to or on behalf of a Participant to the extent necessary to determine the benefits properly.
4.3    In-service Distribution from Deferral Accounts. The Administrator may, but shall not be required to, establish procedures under which an in-service distribution may be made to a Participant of Bonus Deferral Amounts or Salary Deferral Amounts in his or her Deferral Account (if any) in the event that the Participant has an unforeseeable emergency, as described in Subsection (a) below, and the distribution is reasonably needed to satisfy the unforeseeable emergency, as described in Subsection (b) below:
(a)    Unforeseeable Emergency. With respect to a Participant, an unforeseeable emergency is severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a “dependent” of the Participant, as such term shall be defined in Code Section 152(a); loss of the Participant’s property due to casualty; or another similar extraordinary and unforeseeable set of circumstances arising as a result of events beyond the control of the Participant.
(b)    Distribution Reasonably Necessary to Satisfy Emergency. A distribution shall be deemed to be reasonably necessary to satisfy a Participant’s unforeseeable emergency if the following requirements are met:
(i)    The distribution does not exceed the amount of the Participant’s financial need plus amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution;
(ii)    The Participant’s financial need cannot be relieved:
(A)    Through reimbursement or compensation by insurance or otherwise,
(B)    By liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause severe financial hardship, or
(C)    By the termination of the Participant’s election (if any) with respect to a Bonus Deferral Amount or Salary Deferral Amounts.

4.4    Beneficiaries. The Administrator shall provide to each new Participant a form on which he or she may designate (a) one or more Beneficiaries who shall receive all or a portion of the Distributable Amount upon the Participant’s death, including any Beneficiary who shall receive any such amount only in the event of the death of another Beneficiary; and (b) the percentages to be paid to each such Beneficiary (if there is more than one). A Participant may change his or her Beneficiary designation from time to time by filing a new form with the Administrator. No such Beneficiary designation shall be effective unless and until the Participant has properly filed the completed form with the Administrator, and a Beneficiary designation form that designates the spouse of a Participant as his or her Beneficiary (whether or not any other Beneficiary is also designated) shall be void with respect to the designation of the spouse upon the divorce of the Participant and the spouse with the result that the Participant’s former spouse shall not be a Beneficiary unless the Participant files a new form with the Administrator and designates his or her former spouse as a Beneficiary.
If a deceased Participant is not survived by a designated Beneficiary or if no Beneficiary was effectively designated, upon the Participant’s death, any benefit to which the Participant was then entitled shall be paid in a lump-sum distribution in cash to the Participant’s spouse and, if there is no spouse, to the Participant’s estate. If a designated Beneficiary is living at the death of the Participant but dies before receiving any or all of the benefit to which the Beneficiary was entitled, such benefit or the remaining portion of such benefit shall be paid in a lump-sum distribution in cash to the estate of the deceased Beneficiary.

ARTICLE V
CLAIMS AND ADMINISTRATION
5.1    Applications. A Participant or the Beneficiary of a deceased Participant who is or may be entitled to benefits under this Program shall apply for such benefits in writing if and as required by the Administrator, in his or her sole discretion.
5.2    Information and Proof. A Participant or the Beneficiary of a deceased Participant shall furnish all information and proof required by the Administrator for the determination of any issue arising under the Program including, but not limited to, proof of marriage to a Participant or a certified copy of the death certificate of a Participant. The failure by a Participant or the Beneficiary of a deceased Participant to furnish such information or proof promptly and in good faith, or the furnishing of false or fraudulent information or proof by the Participant or Beneficiary, shall be sufficient reason for the denial, suspension, or discontinuance of benefits thereto and the recovery of any benefits paid in reliance thereon.
5.3    Notice of Address Change. Each Participant and any Beneficiary of a deceased Participant who is or may be entitled to benefits under this Program shall notify the Administrator in writing of any change of his or her address.
5.4    Claims Procedure.
(a)    Claim Denial. The Administrator shall provide adequate notice in writing to any Participant or Beneficiary of a deceased Participant whose application for benefits, made in accordance with Section 5.1 of this Program, has been wholly or partially denied. Such notice shall include the reason(s) for denial, including references, when appropriate, to specific Program or Trust Agreement provisions; a description of any additional information necessary for the claimant to perfect the claim, if applicable and an explanation of why such information is necessary; and a description of the claimant’s right to appeal under Subsection (b) below.
The Administrator shall furnish such notice of a claim denial within ninety (90) days after the date that the Administrator received the claim. If special circumstances require an extension of time for deciding a claim, the Administrator shall notify the claimant in writing thereof within such ninety (90)-day period and shall specify the date a decision on the claim shall be made, which shall not be more than one hundred eighty (180) days after the date that the Administrator received the claim. Then, the Administrator shall furnish any denial notice on the claim by the later date so specified.
(b)    Appeal Procedure. A claimant or his or her duly authorized representative shall have the right to file a written request for review of a claim denial within sixty (60) days after receipt of the denial, to review pertinent documents, records and other information relevant to his or her claim without charge (including items used in the determination, even if not relied upon in making the final determination and items demonstrating consistent application and compliance with this Program’s administrative processes and safeguards), and to submit comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination.
(c)    Decision Upon Appeal. In considering an appeal made in accordance with Subsection (b) above, the Administrator shall review and consider any written comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination by the claimant or his or her duly authorized representative. The claimant or his or her representative shall not be entitled to appear in person before any representative of the Administrator.
The Administrator shall issue a written decision on an appeal within sixty (60) days after the date the Administrator receives the appeal together with any written comments relating thereto. If special circumstances require an extension of time for a decision on an appeal, the Administrator shall notify the claimant in writing thereof within such sixty (60)-day period. Then, the Administrator shall furnish a written decision on the appeal as soon as possible but no later than one hundred twenty (120) days after the date that the Administrator received the appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant and shall include specific references to the pertinent Program provisions on which the decision is based. If the claimant loses on appeal, the decision shall include the following information provided in a manner calculated to be understood by the claimant: (1) the specific reason(s) for the adverse determination; (2) reference to the specific Program provisions on which the determination is based; (3) a statement of the claimant’s right to receive at no cost information and copies of documents relevant to the claim, even if such information was not relied upon in making determinations; and (4) a statement of the claimant’s rights to sue under ERISA.
5.5    Status, Responsibilities, Authority and Immunity of Administrator.
(a)    Appointment and Status of Administrator. The Program Sponsor shall appoint the Administrator in accordance with the terms of Section 4 of the Omnibus Incentive Plan. The Program Sponsor may remove the Administrator and appoint another Administrator or, if the Administrator is a committee, the Program Sponsor may remove any or all members of the committee and appoint new members, in each case in accordance with the terms of Section 4 of the Omnibus Incentive Plan. The Administrator shall be the “administrator” of the Program, as such term shall be defined in Section 3(16)(A) of ERISA.
(b)    Responsibilities and Discretionary Authority. The Administrator shall have absolute and exclusive discretion to manage the Program and to determine all issues and questions arising in the administration, interpretation, and application of the Program and the Trust Agreement, including, but not limited to, issues and questions relating to a Participant’s eligibility for Program benefits and to the nature, amount, conditions, and duration of any Program benefits. Furthermore, the Administrator shall have absolute and exclusive discretion to formulate and to adopt any and all standards for use in calculations required in connection with the Program and rules, regulations, and procedures that he or she deems necessary or desirable to effectuate the terms of the Program; provided, however, that the Administrator shall not adopt a rule, regulation, or procedure that shall conflict with this Program or the Trust Agreement.

Subject to the terms of any applicable contract or agreement, any interpretation or application of this Program or the Trust Agreement by the Administrator, or any rules, regulations, and procedures duly adopted by the Administrator, shall be final and binding upon Employees, Participants, Beneficiaries, and any and all other persons dealing with the Program.
(c)    Delegation of Authority and Reliance on Agents. The Administrator may, in its discretion and in accordance with Section 4 of the Omnibus Incentive Plan, allocate ministerial duties and responsibilities for the operation and administration of the Program to one or more persons, who may or may not be Employees, and employ or retain one or more persons, including accountants and attorneys, to render advice with regard to any responsibility of the Administrator.
(d)    Reliance on Documents. The Administrator shall incur no liability in relying or in acting upon any instrument, application, notice, request, letter, or other paper or document believed by the Administrator to be genuine, to contain a true statement of facts, and to have been executed or sent by the proper person.
(e)    Immunity and Indemnification of Administrator. The Administrator shall not be liable for any of his or her acts or omissions, or the acts or omissions of any employee or agent authorized or retained pursuant to Subsection (c) above by the Administrator, except any act of the Administrator or any such person as constitutes gross negligence or willful misconduct. The Program Sponsor shall indemnify the Administrator, to the fullest extent permitted by law, if the Administrator is ever made a party or is threatened to be made a party to any threatened, pending, or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, any action by or in the right of the Program Sponsor), by reason of the fact that the Administrator is or was, or relating to the Administrator’s actions as, the Administrator, against any expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement that the Administrator incurs as a result of, or in connection with, such action, suit, claim, or proceeding, provided that the Administrator had no reasonable cause to believe that his or her conduct was unlawful.
5.6    Enrollment, Deferral Election and Other Procedures. The Administrator shall adopt and may amend procedures to be followed by Eligible Employees and Participants in electing to participate in this Program, in electing to have Bonus Deferral Amounts and Salary Deferral Amounts made on their behalf, in selecting a form of distribution of any Distributable Amount, and in taking any other actions required thereby under this Program. Notwithstanding the foregoing sentence, any enrollment, deferral election and other procedures relating to Section 409A Amounts shall be subject to the provisions of Article IX of the Program.
5.7    Correction of Prior Incorrect Allocations. Notwithstanding any other provisions of this Program, in the event that an adjustment to a Performance Shares Account, Benefit Account, Deferral Account, Rollover Account, Discretionary Share Account, or Distribution Account shall be required to correct an incorrect allocation to such account, the Administrator shall take such actions as he or she deems, in his or her sole discretion, to be necessary or desirable to correct such prior incorrect allocation.

5.8    Facility of Payment. If the Administrator shall determine that a Participant or the Beneficiary of a deceased Participant to whom a benefit is payable is unable to care for his or her affairs because of illness, accident or other incapacity, the Administrator may, in his or her discretion, direct that any payment otherwise due to the Participant or Beneficiary be paid to the legal guardian or other representative of the Participant or Beneficiary. Furthermore, the Administrator may, in his or her discretion, direct that any payment otherwise due to a minor Participant or Beneficiary of a deceased Participant be paid to the guardian of the minor or the person having custody of the minor. Any payment made in accordance with this Section to a person other than a Participant or the Beneficiary of a deceased Participant shall, to the extent thereof, be a complete discharge of the Program’s obligation to the Participant or Beneficiary.
5.9    Unclaimed Benefits. If the Administrator cannot locate a Participant or the Beneficiary of a deceased Participant to whom payment of benefits under this Program shall be required, following a diligent effort by the Administrator to locate the Participant or Beneficiary, such benefit shall be forfeited.

ARTICLE VI
STATUS OF PROGRAM AND TRUST AGREEMENT
6.1    Unfunded Status of Program. The Program constitutes a mere promise by the Program Sponsor to pay benefits in accordance with the terms of the Program, and, to the extent that any person acquires a right to receive benefits from the Program Sponsor under this Program, such right shall be no greater than any right of any unsecured general creditor of the Program Sponsor. Subject to Section 6.2, nothing contained in this Program and no action taken pursuant to the provisions of this Program shall create or be construed so as to create a trust of any kind, or a fiduciary relationship between the Program Sponsor and any Participant, Beneficiary, or other person.
6.2    Shares to be Issued. The aggregate number of shares of Common Stock that may be issued to satisfy the obligations under the Program and the Omnibus Incentive Plan shall not exceed the number of shares of Common Stock available for awards under Section 5(a) of the Omnibus Incentive Plan. The Common Stock issued under the Program may come from any source authorized under Section 5(a) of the Omnibus Incentive Plan.
Subject to any required action by the Program Sponsor (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in the Common Stock occurs without the Program Sponsor’s receiving consideration, the Administrator shall make an equitable adjustment as the Administrator in its sole discretion deems to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program to the number and kind of shares of Common Stock credited to each Participant’s Account under the Program, and the Common Stock Price.
In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make an equitable adjustment as the Administrator in its sole discretion deems to be appropriate to the items set forth in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program.
Any issue by the Program Sponsor of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock credited to each Participant’s Account under the Program, or the Common Stock Price, except as this Section 6.2 specifically provides. The crediting of a share of Common Stock under the Program will not affect in any way the right or power of the Program Sponsor to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.
6.3    Omnibus Incentive Plan. The Program is a sub-plan under the Omnibus Incentive Plan and is subject to all of the terms and conditions of the Omnibus Incentive Plan. In the event that any provision of the Program does not comply with the terms of the Omnibus Incentive Plan, the applicable term shall be interpreted in such a manner so as to comply with the terms of the Omnibus Incentive Plan.
6.4    Existence and Purposes of Trust Agreement
(a)    Existence of Trust Agreement. In accordance with Section 6.1, the Program Sponsor may enter into a Trust Agreement with a trustee to hold a trust fund that may become the source of Program benefits as provided in the Trust Agreement, and such trust fund may hold shares of Common Stock. In such event, the trustee would have such powers to hold, invest, reinvest, control, and disburse such trust fund as shall, at such time and from time to time, be set forth in the Trust Agreement or this Program.
(b)    Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Program, and all rights of Participants and Beneficiaries of deceased Participants under this Program shall be subject to the provisions of the Trust Agreement, if and as applicable.
(c)    Rights to Any Trust Fund Assets. No Participant or Beneficiary of a deceased Participant, nor any other person, shall have any right to, or interest in, any assets of the trust fund maintained under the Trust Agreement upon termination of such Participant’s employment or otherwise, except as may be specifically provided from time to time in this Program, the Trust Agreement, or both, and then only to the extent so specifically provided.

ARTICLE VII
PROGRAM AMENDMENT OR TERMINATION
7.1    Right to Amend. The Program Sponsor reserves the right to amend the Program, by action duly taken by its Board of Directors, at any time and from time to time to any extent that the Program Sponsor may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Board of Directors. Without limiting the generality of the foregoing, the Program Sponsor specifically reserves the right to amend the Program retroactively as may be deemed necessary. Notwithstanding the foregoing sentences, the Program Sponsor shall not amend the Program so as to change the method of calculating the Benefit Amount attributable to any Performance Shares in any Participant’s Performance Shares Account as of the date that such an amendment would otherwise be effective; so as to reduce the balance in the Deferral Account, Benefit Account, Rollover Account, Discretionary Share Account, or Distribution Account of any Participant as of such otherwise effective date; or so as to reduce the Vesting Percentage applicable to any Benefit Amount of any Participant that shall have been credited to the Participant’s Benefit Account (plus any earnings credited thereon) prior to such otherwise effective date (whether or not such Vesting Percentage shall have been determined pursuant to Section 3.3 as of such date), unless any such amendment shall be reasonably required to comply with applicable law or to preserve the tax treatment of benefits provided under the Program or is consented to by the affected Participant.
7.2    Right to Terminate. The Program Sponsor reserves the right to terminate the Program, by action duly taken by its Board of Directors, at any time as the Program Sponsor may deem advisable. Upon termination of the Program, (a) if the trust fund maintained under the Trust Agreement has not become the source for Program benefits, the Program Sponsor shall pay or provide for the payment of all liabilities with respect to Participants and Beneficiaries of deceased Participants by distributing amounts to and on behalf of such Participants and Beneficiaries; and (b) if the trust fund maintained under the Trust Agreement has become the source for Program benefits, the Program Sponsor shall direct the trustee thereof to pay to or provide for the payment of all reasonable administrative expenses of the Program and trust fund, and thereafter the Program Sponsor shall direct such trustee to use and apply the remaining assets of the trust fund to provide for liabilities thereof with respect to Participants and Beneficiaries of deceased Participants by continuing the trust fund and making provision under the Trust Agreement for the payment of such liabilities or by distributing amounts from the trust fund to and on behalf of such Participants and Beneficiaries; provided that, if, after payment or provision for payment of all reasonable administrative expenses of the Program and trust fund maintained under the Trust Agreement and satisfaction of all liabilities of such trust fund with respect to Participants and Beneficiaries of deceased Participants, there shall be excess assets remaining, the trustee thereof shall pay such excess assets to the Program Sponsor.

ARTICLE VIII
MISCELLANEOUS
8.1    No Guarantee of Employment. Nothing contained in this Program shall be construed as a contract of employment between any Employee and the Program Sponsor or any Employer, as a right of any Employee to be continued in any employment position with, or the employment of, the Program Sponsor or any Employer, or as a limitation of the right of the Program Sponsor or any Employer to discharge any Employee.
8.2    Nonalienation of Benefits. Any benefits or rights to benefits payable under this Program shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a Beneficiary or former Beneficiary, or for the support of any other relative, before payment thereof is received by the Participant, Beneficiary of a deceased Participant, or other person entitled to the benefit under the Program; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under this Program shall be void; provided, however, that this Section shall not prohibit the Administrator from offsetting, pursuant to Section 8.3 of this Program, any payments due to a Participant, the Beneficiary of a deceased Participant, or any other person who may be entitled to receive a benefit under this Program.
8.3    Offset of Benefits. Notwithstanding anything in this Program to the contrary, in the event that a Participant or the Beneficiary of a deceased Participant owes any amount to the Program, the Program Sponsor, or any other Employer, whether as a result of an overpayment or otherwise, the Administrator may, in his or her discretion, offset the amount owed or any percentage thereof in any manner against any payments due from the Program to the Participant or Beneficiary.
8.4    Taxes. Neither the Program Sponsor nor any Employer represents or guarantees that any particular federal, state, or local income, payroll, personal property or other tax consequence will result from participation in this Program or payment of benefits under this Program. Notwithstanding anything in this Program to the contrary, the Administrator may, in his or her sole discretion, deduct and withhold applicable taxes from any payment of benefits under this Program. For the avoidance of doubt, each Participant and Beneficiary shall be responsible for any and all taxes, interest, and penalties with respect to his or her Section 409A Amounts. The Administrator also may permit such obligations to be satisfied by the transfer to the Program Sponsor or any Employer of cash, shares of Common Stock, or other property.
8.5    Timing of Distributions. The provisions of this Section 8.5 shall apply notwithstanding any provisions of the Program to the contrary. The timing of all distributions under the Program is subject to the Program Sponsor’s and any Employer’s deduction limitations under Code Section 162(m). Distributions instituted during a period during which the Program Sponsor prevents trading in Common Stock (a “blackout period”) will not be effective until the first business day following the end of the blackout period. The Administrator also may, in his or her sole discretion, postpone any distribution to comply with applicable law or internal policies of the Program Sponsor.
8.6    Not Compensation Under Other Benefit Plans. No amounts in a Participant’s Benefit Account, Discretionary Share Account or Deferral Account shall be deemed to be salary or compensation for purposes of the 401(k) Plan or any other employee benefit plan of the Program Sponsor or any Employer except as and to the extent otherwise specifically provided in any such plan.
8.7    Merger or Consolidation of Program Sponsor. If the Program Sponsor is merged or consolidated with another organization, or another organization acquires all or substantially all of the Program Sponsor’s assets, such organization may become the “Program Sponsor” hereunder by action of its board of directors and by action of the board of directors of the Program Sponsor if still existent. Such change in sponsors shall not be deemed to be a termination of this Program.
8.8    Savings Clause. If any term, covenant, or condition of this Program, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Program, or the application of any such term, covenant, or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Program and each term, covenant, and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.
8.9    Governing Law. This Program shall be construed, regulated and administered under the laws of the State of Delaware to the extent not pre-empted by ERISA or any other federal law.
8.10    Construction. As used in this Program, any gender shall be deemed to include any other gender, as appropriate, and the singular or plural number shall be deemed to include the other, as appropriate, unless the context clearly indicates to the contrary.
8.11    Headings Not Part of Agreement. Headings of articles, sections and subsections of this Program are inserted for convenience of reference; they constitute no part of the Program and are not to be considered in the construction of the Program.

ARTICLE IX
SPECIAL PROVISIONS APPLICABLE TO SECTION 409A AMOUNTS
9.1    Scope. The provisions of this Article IX shall apply to Section 409A Amounts only and shall not apply to any Grandfathered Amounts. If the provisions of this Article IX conflict with any other provisions of the Program, the provisions of this Article IX shall control.
9.2    Special Provisions. Notwithstanding any provision of Articles III and IV of the Program and Section 5.6 of the Program, with respect to a Participant:
(a)    Elections. With respect to any Section 409A Amount and in addition to any enrollment form and election requirements provided for in the Program or established by the Administrator, any election for a Program Year shall be made not later than December 31 of the calendar year immediately preceding such Program Year; provided, however, that, in the case of the first Program Year in which a Participant becomes an Eligible Employee, any election for the portion of the Program Year during with the Participant is an Eligible Employee shall be made within thirty (30) days after the date the Participant first becomes an Eligible Employee.
(b)    Form and Medium of Distribution. Any election made with respect to a Section 409A Amount pursuant to Section 9.2(a) above shall specify the form and medium of distribution with respect to that Section 409A Amount. The form of distribution so elected by a Participant shall be one of the forms of distribution set forth in Section 4.1(a) of the Program and shall be subject to the restriction in Section 4.1(a)(ii) of the Program concerning the availability of installment payments. The medium of distribution shall be specified in accordance with Section 4.1(b) of the Program.
(c)    Default Form of Payment. Notwithstanding Section 4.2(b)(i)(B) of the Program, with respect to any Participant who has both attained age fifty-five (55) and completed at least five (5) Years of Service, if such Participant fails to elect a form of distribution with respect to any Section 409A Amount, the Participant shall be deemed to have elected to have such Section 409A Amount paid in the form of five (5) installment payments in accordance with the payment frequency set forth in Section 9.2(d) below.
(d)    Timing of Payment. Notwithstanding Article IV of the Program and specifically Sections 4.2(c) and (e) of the Program, the Distribution Date for a Section 409A Amount (or the first installment of a Section 409A Amount, if applicable) shall be no earlier than the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date. In accordance with procedures established by the Administrator pursuant to Article V, a Participant may elect one of the following Distribution Dates with respect to each Section 409A Amount: (i) the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date; (ii) the first day of the month following the last day of the twelve (12) month period commencing on the Participant’s Employment Termination Date; or (iii) the first day of the month following the last day of the twenty-four (24) month period commencing on the Participant’s Employment Termination Date.

If pursuant to the terms of the Program a Section 409A Amount is to be distributed in installments, the second installment of the Section 409A Amount shall be made on January 15 of the calendar year following the date of payment of the initial installment, and each subsequent installment thereafter (if any) shall be made on each January 15 thereafter until all installment payments of a Section 409A Amount have been paid to the Participant. In the avoidance of doubt, the amount of each installment payment of a Section 409A Amount shall equal the quotient of (i) the total Section 409A Amount to be distributed, divided by (ii) the number of installment payments remaining in the applicable period of annual installments.
(e)    Subsequent Changes in Time of Payment and Form of Distribution. With respect to a Section 409A Amount, a Participant may elect to delay a payment of the Section 409A or to change the form of distribution of the Section 409A Amount provided that the following conditions are met:
(i)    Any election under this Section 9.2(e) shall not take effect until a date that is at least twelve (12) months after the date on which the election is made.
(ii)    The payment with respect to which an election under this Section 9.2(e) is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid.
(iii)    Any election under this Section 9.2(e) shall be made on a date that is not less than twelve (12) months prior to the date the payment is originally scheduled to be made.
(f)    Permitted Payment Delays. Notwithstanding Section 8.5 of the Program and in addition to the foregoing provisions of this Section 9.2, a payment of a Section 409A Amount to a Participant may be delayed to a date after the designated payment date under either of the following two circumstances:
(i)    Where the Program Sponsor reasonably anticipates that an Employer’s deduction with respect to the payment of a Section 409A Amount would otherwise be limited or eliminated by application of Code Section 162(m); provided, however, that such payment shall be made to the Participant (i) during the Participant’s first taxable year in which the Program Sponsor reasonably anticipates that the deduction of such payment will not be limited or eliminated by the application of Code Section 162(m), or, if later, (ii) during the period beginning with the Participant’s Employment Termination Date and ending on the later of (A) the last day of the taxable year of the Program Sponsor in which the Participant’s Employment Termination Date occurs or (B) the fifteenth (15th) day of the third month following the Participant’s Employment Termination Date.
(ii)    Where the Program Sponsor reasonably anticipates that the making of the payment of the Section 409A Amount will violate Federal Securities laws or other applicable law; provided, however, that such payment will be made to the Participant at the earliest date at which the Program Sponsor reasonably anticipates that the making of such payment will not cause such violation.

(g)    Unforeseeable Emergency. For the avoidance of doubt, the provisions of Section 4.3 of the Program shall apply to any Bonus Deferral Amounts and any Salary Deferral Amounts that are considered to be Section 409A Amounts.
(h)    Program Termination. Notwithstanding the provisions of Section 7.2 of the Program, the termination of the Program shall not accelerate the time and form of payment of any Section 409A Amount except when the Program Sponsor elects to terminate the Program in accordance with one of the following:
(i)    The Program Sponsor elects to terminate the Program within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the Section 409A Amounts are included in Participants’ gross incomes in the latest of (a) the calendar year in which the Program termination occurs, (b) the calendar year in which the Section 409A Amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which the payment of the Section 409A Amount is administratively practical.
(ii)    The Program Sponsor elects to terminate the Program under the following conditions: (a) the Employer terminates all arrangements sponsored by the Employer that would be aggregated with any terminated arrangements under the regulations promulgated under Code Section 409A if the same Participant had deferrals of compensation under all such terminated arrangements; (b) no payments (other than payments that would be payable under the terms of the arrangements if the termination had not occurred) are made within twelve (12) months of the termination of the arrangements; (c) all payments are made within twenty-four (24) months of the termination of the arrangements; and (d) no Employer adopts a new arrangement that would be aggregated with any terminated arrangement under the regulations promulgated under Code Section 409A if the same Participant participated in both arrangements, at any time within five (5) years following the date of termination of the Program.
(iii)    The Program Sponsor elects to terminate the Program in accordance with any such other events and conditions that the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
(i)    Definition of Payment. With respect to a Section 409A Amount, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment, and each such installment payment shall not be considered a separate payment hereunder.
(j)    Discretionary Share Accounts. Notwithstanding anything herein to the contrary, any amounts attributable to a Participant’s Discretionary Share Account shall be paid as lump-sum distribution in shares of Common Stock on the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date. A Participant may not elect to delay a payment or change the form of distribution of any amount attributable to his or her Discretionary Share Account.

9.3    Payments to a Beneficiary. Notwithstanding Section 4.2(e) of the Program, with respect to any Section 409A Amounts, if a Participant elected to receive the Distributable Amount in the form of annual installments and the Participant dies prior to receiving all of such annual installments, the Beneficiary of the deceased Participant shall receive such remaining payments as a lump-sum in accordance with Section 4.2(b)(ii) of the Program.
9.4    Class Year Accounting. Section 409A Amounts credited on a Participant’s behalf with respect to Program Years beginning on or after January 1, 2013, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be administered under this Program by Class Year. For the avoidance of doubt, as stated in Section 1.56, the aggregate of a Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for each Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program, shall be deemed a separate Section 409A Amount for all purposes under this Program, including, but not limited to, the provisions of Section 9.2.
(a)    Elections. In accordance with procedures established by the Administrator pursuant to Article V and Section 9.2, a Participant shall make a separate election for each Class Year, commencing with the Class Year 2013, for which the Participant shall specify (i) the form and medium of distribution and (ii) the time for payment, and each such election for a Class Year shall apply to the aggregate of the Participant’s Salary Deferral Amount (if any), Bonus Deferral Amount (if any), and Benefit Amount (if any) for that Class Year, and any earnings credited thereto and any losses deducted therefrom in accordance with the terms of the Program. The Program’s default form of payment and time for payment provisions under Section 4.2(b)(i)(B), Section 9.2(c), and Section 9.2(d), as applicable, shall apply to any Participant who fails to make an election for a Class Year.
(b)    Subsequent Changes in Class Year Elections. The provisions of Section 9.2(e) permitting payment delays and changes in the form of distribution subject to certain conditions set forth therein shall be administered separately with respect to a Participant’s Section 409A Amount for each Class Year. An election to delay payment, or change the form of distribution, for a Section 409A Amount for one Class Year shall not affect the time for payment and form of distribution elections for the Section 409A Amount for another Class Year.

VERALTO CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM
APPENDIX A
APPLICABLE PERCENTAGE

I.	EFFECTIVE PRIOR TO JANUARY 1, 2004:

TARGET COMPENSATION	AGE OF PARTICIPANT

	Under 40	40 and Over

Less than $150,000	3.5%	4.5%

Greater than or equal to $150,000	5.5%	6.5%

II.	EFFECTIVE ON AND AFTER JANUARY 1, 2004:

YEARS OF PARTICIPATION	APPLICABLE PERCENTAGE

0-10	6%

11-15	8%

Greater than 15	10%
A-1

VERALTO CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM
APPENDIX B
PRESENT VALUE FACTORS

PV Factor 1+2+3	2.6

PV Factor 1+2	1.8

PV Factor 1.9

I. EFFECTIVE PRIOR TO JANUARY 1, 2004:

MONTHS FACTORS

Months Factor	PV Factor O

12.9
11.8
10.8
9.8
8.8
7.9
6	1.0
5	1.0
4	1.0
3	1.0
2	1.0
1	1.0
B-1

VERALTO CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM

II. Effective Prior to January 1, 2004:

MONTHS FACTORS

Eligibility Date	Prorata Factor

January 1st	1.00
February 1st	0.92
March 1st	0.83
April 1st	0.75
May 1st	0.67
June 1st	0.50
July 1st	0.50
August 1st	0.42
September 1st	0.33
October 1st	0.25
November 1st	0.17
December 1st	0.08
B-2

APPENDIX C
SPIN-OFF FROM DANAHER EDIP
1.    Background
On the Effective Date, the liabilities for certain participants’ benefits under the Danaher EDIP, including amounts not subject to Code Section 409A (i.e., amounts deferred and vested prior to January 1, 2005, and earnings related thereto), were transferred to the Program Sponsor and to this Program. The Participants whose benefits were transferred to this Program on the Effective Date are referred to below as “Veralto Participants.” The rules in this Appendix shall apply notwithstanding any Program provisions to the contrary.
Amounts payable under the Program in shares of Common Stock shall be treated as grants of Other Stock-Based Awards under the Omnibus Incentive Plan. Amounts payable under the Program in cash shall be treated as Cash-Based Awards under the Omnibus Incentive Plan.
2.    Program Benefits
Veralto Participants who qualified as eligible employees under the Danaher EDIP immediately before the Effective Date shall be Eligible Employees under this Program on such date. All service and compensation that was taken into account for purposes of determining the amount of a Veralto Participant’s benefit or his or her vested right to a benefit under the Danaher EDIP as of the Effective Date shall be taken into account for the same purposes under this Program.
The Veralto Participants’ accounts will reflect such amounts transferred from the Danaher EDIP. To the extent the Program refers to accounts prior to the Effective Date, such references relate to the amounts as they existed in the Danaher EDIP prior to the transfer to the extent such amounts were transferred to the Program.
3.    Distributions
The terms of this Program shall govern the distribution of all benefits payable to a Veralto Participant or any other person with a right to receive such benefits, including amounts accrued under the Danaher EDIP and then transferred to this Program.
4.    Termination and Key Employees
For avoidance of doubt, no Veralto Participant shall be treated as incurring a separation from service, termination of employment, retirement, or similar event for purposes of determining the right to a distribution (for amounts subject to Code section 409A or otherwise), vesting, benefits, or any other purpose under the Program as a result of Danaher’s divestiture of Veralto shares. Also, the Key Employees shall be determined in accordance with the special rules for spin-offs under Treas. Reg. §1.409A-1(i)(6)(iii), or any successor thereto, for the period indicated in such regulation, if applicable.
C-1

5.    Participant Elections
All elections made by Veralto Participants under the Danaher EDIP prior to the Effective Date, including any deferral elections, earnings crediting rate elections, payment elections, and beneficiary designations, shall apply to the same effect under this Program as if made under the terms of this Program. To the extent the available investment options differ from those under the Danaher EDIP on the Effective Date, the Administrator shall map such earnings crediting rate elections (for both Account balances and subsequent deferrals) into similar investment options then available under the Program, in the Administrator’s sole discretion, until the Veralto Participant changes such investment election. Notwithstanding anything herein to the contrary, no portion of a Veralto Participant’s Account shall be deemed invested in notional shares of Danaher common stock.
6.    References to Program
All references in this Program to the “Program” as in effect before the Effective Date shall be read as references to the Danaher EDIP. To the extent that the Program refers to the Program Sponsor for periods prior to the Effective Date, such reference shall mean Danaher as plan sponsor of the Danaher EDIP.
7.    Right to Benefits
With respect to any recordkeeping account established to determine a benefit provided or due under the Danaher EDIP at any time, no benefit will be due under the Program except with respect to the portion of such recordkeeping account reflecting the liability transferred from the Danaher EDIP to the Program on the Effective Date. Additionally, on and after the Effective Date, Danaher and the Danaher EDIP, and any successors thereto shall have no further obligation or liability to any Veralto Participant with respect to any benefit, amount, or right due under the Danaher EDIP transferred to the Program.
8.    Stock
The portion of a Veralto Participant’s account under the Danaher EDIP that was deemed invested in notional shares of Danaher common stock as of immediately prior to the Effective Date shall be converted into amounts deemed invested in notional shares of Veralto common stock as provided by an agreement between Veralto and Danaher. To the extent necessary, the Administrator shall use reasonable interpretations and adjustments to determine the fair market value of the Common Stock immediately after the Spin-off Date.
C-2